Exhibit (a)(5)(ii)

Case 1:10-cv-00844-TCB    Document 165    Filed 04/01/11    Page 1 of 3

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

Akanthos Capital Management, LLC, et al.

Plaintiffs,

v.	Civil Action File No. 1:10-CV-844-TCB

CompuCredit Holdings Corporation, et.al.

Defendants.

ORDER DENYING PLAINTIFFS’

EMERGENCY MOTION FOR PRELIMINARY INJUNCTION

This matter comes before the Court on Plaintiffs’ Emergency Motion for Preliminary Injunction, filed on March 23, 2011, pursuant to Fed. R. Civ. Pr. 65(a). In order to obtain a preliminary injunction, Plaintiffs must clearly prove each of the following elements:

a.	a substantial likelihood of success on the merits,

b.	irreparable injury unless the injunction is granted,

c.	the threatened injury to the moving party outweighs the damage the injunction may cause to the opposing party, and

d.	the injunction would not be adverse to public interest.

Case 1:10-cv-00844-TCB    Document 165    Filed 04/01/11    Page 2 of 3

SME Racks, Inc. v. Sistemas Mecanicos Para, Electronica, S.A., 243 Fed. Appx. 502, 504 (11th Cir. 2007).

Having considered the evidentiary record, the briefs, and arguments made by counsel for the parties during the hearing held on April 1, 2011, the Court finds that Plaintiffs have not carried their burden and have not established their entitlement to a preliminary injunction. Accordingly, Plaintiffs’ motion is DENIED.

IT IS SO ORDERED this 1st day of April, 2011

Honorable Timothy C. Batten, Sr.
United States District Court Judge
Northern District of Georgia

Jeffrey O. Bramlett

John H. Rains IV

Naveen Ramachandrappa

BONDURANT, MIXSON & ELMORE, LLP

1201 W. Peachtree Street NW, Suite 3900

Atlanta, GA 30309

Attorneys for Defendants David G. Hanna, Frank J. Hanna, Richard R. House, Jr.,

Richard W. Gilbert, K.K. Srinivasan, and J. Paul Whitehead III

Michael J. King

Janna Satz Nugent

GREENBERG TRAURIG, LLP

The Forum, Suite 400

3290 Northside Parkway

Atlanta, GA 30327

Case 1:10-cv-00844-TCB    Document 165    Filed 04/01/11    Page 3 of 3

Attorneys for Defendants Thomas Rosencrants and Gregory Corona